Exhibit 99.1

SS Innovations International, Inc. Provides Business Update; Celebrates Achievement of Significant Milestones

Company’s flagship SSi Mantra surgical robotic system utilized to perform successful complex cardiac, lung, head and neck surgeries

SSi Mantra used in first pediatric urology surgery

Robotic surgical system has now completed more than 200 surgeries; clinically validated in India to perform more than 30 different types of surgical procedures

Fort Lauderdale, FL., May 30, 2023 - News Direct - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today provides a business update.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, and a pioneer in robotic cardiothoracic surgery said, “SS Innovations has achieved significant milestones in 2023, which has the potential to be a transformational year for the Company. We are delighted with the progress that has been made as we continue to clinically validate our flagship surgical robotic system, the SSi Mantra.

“SS Innovations has now completed more than 200 surgeries using the SSi Mantra and the system has been validated in India to perform more than 30 different types of surgical procedures, including thoracic and cardiac surgeries.

“Importantly, we are motivated each day by our mission to make robotic surgery, with its reduced risk of pain and infection and shorter recovery times, available to the ‘forgotten world,’ the vast populations throughout the world who currently lack access to this type of precision surgery.”

Operational Highlights

●	In May 2023, thoracic surgeons conducted the first-ever lung surgeries using the SSi Mantra. The surgeries, a lower left lobectomy and a pneumonectomy (complete removal of the lung), pericardial window (removal of a portion of the pericardium), and a complex thymectomy (removal of the thymus) were carried out successfully at the Narayana Hrudayalaya Health City in Bengaluru, India.

●	Also in May, the Company’s CEO and Chairman, Dr. Sudhir Srivastava, performed a world-first robotic cardiac surgery using the SSi Mantra surgical robotic system at Continental Hospitals, Hyderabad. Additionally, Dr. Srivastava, a pioneer in robotic cardiac surgery, performed two bypass procedures at the world renowned Narayana Hrudayalaya Institute of Cardiac Sciences which is famed for doing a high volume of cardiac surgeries daily. There, he also taught many of the senior surgeons, fellows and residents the techniques that he had pioneered in the past performing many “World First” robotic cardiac surgical procedures.

●	Surgeons at the Rajiv Gandhi Cancer Institute completed the center’s 100th robotic surgery, a successful radical prostatectomy, using the SSi Mantra surgical robotic system.

●	In April 2023, the SSi Mantra was utilized to successfully perform the first pediatric pyeloplasty surgery on a 5-year-old boy at Hindusthan Hospital, Coimbatore.

●	Also in April, skilled surgeons performed the first head and neck surgery at Medanta Medicity in Gurugram, Haryana. The Trans Oral Robotic Surgery (TORS) was performed to remove a cancerous mouth lesion.

●	In March 2023, the SSi Mantra was utilized in a Thymectomy Surgery at Continental Hospitals, Hyderabad. The robotic procedure offered several advantages over traditional surgery with minimal trauma, and faster recovery.

SS Innovations completed a merger with AVRA Medical Robotics, Inc., in April 2023 and began trading its common stock on OTC Markets under the ticker symbol “SSII”.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system, and “SSI Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Stephanie Prince

sprince@pcgadvisory.com

(646) 863-6341